EQUITY DYNAMICS INC.

FAX (515) 244-2346
2116 Financial Center, Des Moines, Iowa 50309 Phone (515) 244-5746

March 11, 2012

Mr. Panna Sharma
Chief Executive Officer
Cancer Genetics, Inc.
201 Route 17 North, 2nd Floor
Rutherford, NJ 07070

Dear Panna:

Please be advised that, in the event that Cancer Genetics, Inc. should require additional funding for working capital purposes in order to allow Cancer Genetics, Inc. to continue operations through January 1, 2013, I will help raise or provide (directly or through affiliated entities) the necessary additional funding up to an aggregate of $1,250,000.

Call me with any questions.

Sincerely,

John Pappajohn

Financial Consultants • Mergers and Acquisitions • Venture Capital